UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2008

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SOMERSET INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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DELAWARE	0-10854	13-27956-75
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

90 WASHINGTON VALLEY ROAD

BEDMINSTER, NEW JERSEY 07921

(Address of Principal Executive Offices) (Zip Code)

(908) 719-8909

(Issuer Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.02

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 11, 2008, Secure System, Inc. a wholly owed subsidiary of Somerset International Group, Inc. (OTCBB: SOSI, www.somersetinternational.com), renewed its contract with the State of New York’s Office of Mental Health for five years.  Somerset’s Secure System was approved as a primary vendor for personal duress security systems. The $2.5 million contract renewal covers the use of Secure’s proprietary software in mental health facilities in the State of New York. The contract includes a software license for Secure’s system as well as provisions for time and materials maintenance of the installed systems.  Secure’s systems are currently installed at twenty-four locations for the New York State Office of Mental Health. This contract renewal includes all of those systems as well as their option of adding more systems.

This is a renewal of an agreement that covered from January 1, 2003 to December 31, 2007 and paid Secure over $2,200,000 during that time. Pursuant to the terms of the Agreement, the Company receives a licensing fee as well as labor, material and travel fees which in total are expected to exceed $2,500,000 during the term of the Agreement.  In addition, as part of the Agreement, the parties agreed to a time and material fee on an hourly basis for services needed for the system as requested by the Office of Mental Health.

Secure believes that its proprietary technology offers an effective security tool for its users and the renewal of the contract provides affirmation that its proprietary software and network system has been a successful tool for the State of New York.  The system is an ideal solution for use in mental healthcare facilities where doctors and staff may have one-to-one contact with patients. Secure solution empowers the staff to take a proactive approach to personal security, allowing law enforcement or security personnel the opportunity to respond to an individual’s distress while in process, instead of responding only after an event has taken place.

ITEM 9.01

FINANCIAL STATEMENT AND EXHIBITS.

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Shell company transactions

(d)

Exhibits.

Exhibit No.	Description
3.1	Agreement between the State of New York and Secure System Inc.
3.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Somerset International Group, Inc.

By:	/s/ JOHN X. ADILETTA
JOHN X. ADILETTA President

Dated: April 16, 2008

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